EIGHTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This eighth amendment (the “Amendment”) to the ETF Distribution Agreement dated as of January 3, 2019, as amended (the “Agreement”), by and between Tidal ETF Trust (the “Trust) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of June 1, 2021 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of five new Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of five new Funds:
•iClima Global Decarbonization Leaders ETF
•iClima Distributed Renewable Energy Leaders ETF
•ZEGA Buy and Hedge ETF
•Robinson Alternative Yield Pre-Merger SPAC ETF
•ATAC Credit Rotation ETF

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL ETF TRUST                    FORESIDE FUND SERVICES, LLC

By:    /s/ Eric W. Falkeis                By:    /s/ Mark Fairbanks    6.14.21
Name:    Eric Falkeis                        Mark Fairbanks
Title:    CEO                            Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

Effective as of June 1, 2021

FUNDS:

Aware Ultra-Short Duration Enhanced Income ETF
RPAR Risk Parity ETF
SoFi 50 ETF
SoFi Select 500 ETF
SoFi Gig Economy ETF
SoFi Next 500 ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SoFi Weekly Income ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Adasina Social Justice All Cap Global ETF
ATAC US Rotation ETF
Gotham Enhanced 500 ETF
Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF
SP Funds S&P Global REIT Sharia ETF
Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF
SoFi Weekly Dividend ETF
American Customer Satisfaction ETF
SonicShares™ Airlines, Hotels, Cruise Lines ETF
iClima Global Decarbonization Leaders ETF
iClima Distributed Renewable Energy Leaders ETF
ZEGA Buy and Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
ATAC Credit Rotation ETF

A-1